Exibit 10.6B

                          Intelligent Controls Inc.

                             Amendment No. 2 to
                      1984 Incentive stock option plan


      The 1984 Incentive Stock Option Plan of Intelligent Controls, Inc., as presently amended, is hereby further amended so as to delete the last paragraph of subsection 5 (d) thereof, relating to sequential exercise of options.

      This amendment was approved by the Board of Directors on December 31, 1996, and is effective immediately.